                                                                   Exhibit 23(b)



                                        July 12, 1996



Transcisco Industries, Inc.
601 California Street, Suite 1301
San Francisco, CA 94108

Ladies and Gentlemen:

                 In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), we hereby consent to the filing of our opinion, which was prepared in connection with the merger (the "Merger") between Transcisco Industries, Inc. and Trinity Y, Inc., a wholly-owned subsidiary of Trinity Industries, Inc., as an exhibit to the registration statement prepared in connection with the Merger. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        Very truly yours,



                                        /s/ Skadden, Arps, Slate,
                                          Meagher & Flom